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                                                                      EXHIBIT 21


                      Subsidiaries of Calpine Corporation


     Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of Calpine Corporation as of December 31, 1999, unless otherwise indicated. Certain subsidiaries which when considered in the aggregate would not constitute a significant subsidiary, are omitted from the list below:

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                                                              State or Other
                                  Calpine              Jurisdiction of Incorporation
Name                         Interest Percentage              or Organization
----                         -------------------       -----------------------------
Geysers Power Company
 Geysers Power Company, LLC          100%                        Delaware
 Geysers Power I Company             100%                        Delaware
 Geysers Power II Company            100%                        Delaware
 Thermal Power Company               100%                        California
 Calpine Thermal Power, Inc.         100%                        California
 Geysers Finance Company             100%                        Delaware


Texas City Power Plant
 Texas City Cogeneration, LP         100%                        Texas
 Texas Cogeneration One Company      100%                        Delaware
 Texas Cogeneration Five, Inc.       100%                        Delaware
 Texas Cogeneration Company          100%                        Delaware
 Calpine Finance Company             100%                        Delaware


Pasadena Power Plant
 Pasadena Cogeneration, LP           100%                        Delaware
 Calpine Pasadena Cogeneration,
  Inc.                               100%                        Delaware
 Calpine Texas Cogeneration, Inc.    100%                        Delaware


King City Power Plant
 Calpine King City Cogen LLC         100%                        Delaware
 Calpine King City 1, Inc.           100%                        Delaware
 Calpine King City 2, Inc.           100%                        Delaware
 Calpine Securities Company, LP      100%                        Delaware

Gilroy Power Plant
 Calpine Gilroy Cogen, LP            100%                        Delaware
 Calpine Gilroy 1, Inc.              100%                        Delaware
 Calpine Gilroy 2, Inc.              100%                        Delaware

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